Lincoln Electric Reports Third Quarter 2019 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2019 RESULTS

Third Quarter 2019 Highlights
▪ Q3 EPS increases 9.3% to $1.17, Adjusted EPS decreases 9.9% to $1.09
▪ ROIC increases 170 basis points to 21.0%
▪ Cash flow from operations increases 21% to $129 million and achieved 165% cash conversion (1)
▪ $90 million returned to shareholders through dividends and share repurchases

CLEVELAND, Wednesday, October 30, 2019 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2019 net income of $72.5 million, or diluted earnings per share (EPS) of $1.17, which includes special item after-tax net benefits of $4.8 million, or $0.08 EPS. This compares with prior year net income of $70.5 million, or $1.07 EPS, which included special item after-tax charges of $8.9 million, or $0.14 EPS. Excluding these items, third quarter 2019 adjusted net income was $67.7 million, or $1.09 EPS, as compared with $79.4 million, or $1.21 EPS in the prior year period. The effective tax rate was 21.1% in the third quarter 2019 as compared with 26.3% in the prior year period. Excluding special items, the adjusted effective tax rate was 22.4%, which compares to 23.3% in the comparable 2018 period.

Third quarter 2019 sales decreased 0.9% to $730.8 million from a 4.7% decrease in organic sales and 1.6% unfavorable foreign exchange, partially offset by a 5.4% benefit from acquisitions. Operating income for the third quarter 2019 was $88.5 million, or 12.1% of sales. This compares with operating income of $100.8 million, or 13.7% of sales, in the prior year period. On an adjusted basis, operating income was $91.6 million, or 12.5% of sales, as compared with $104.4 million, or 14.2% of sales, in the prior year period.

“We continued to achieve solid returns, cash flow generation and cash conversion despite slowing industrial sector demand and capital spending in the quarter,” stated Christopher L. Mapes, Chairman, President & CEO. “We are addressing this challenging portion of the cycle through additional cost management actions while continuing to invest for future growth.”

Nine Months 2019 Summary

Net income for the nine months ended September 30, 2019 was $229.4 million, or $3.64 EPS. This compares with $200.2 million, or $3.03 EPS, in the comparable 2018 period. Reported EPS includes special item after-tax net benefits of $5.8 million or $0.09 EPS, as compared with special item after-tax charges of $32.9 million, or $0.50 EPS in the prior year period. Excluding these items, adjusted net income for the nine months ended September 30, 2019 was $223.6 million, or $3.55 EPS, compared with $233.1 million, or $3.53 EPS, in the comparable 2018 period. The effective tax rate was 20.4% for the nine months ended September 30, 2019 as compared with 27.0% in the prior year period. Excluding special items, the adjusted effective tax rate was 22.4%, which compares to 24.1% in the comparable 2018 period.

Sales decreased 0.8% to $2.3 billion in the nine months ended September 30, 2019 from a 2.4% decrease in organic sales, 2.1% unfavorable foreign exchange, partially offset by a 3.7% benefit from acquisitions. Operating income for the nine months ended September 30, 2019 was $288.2 million, or 12.7% of sales. This compares with operating income of $280.6 million, or 12.3% of sales, in the comparable 2018 period. On an adjusted basis, operating income was $296.3 million, or 13.1% of sales, as compared with $308.6 million, or 13.5% of sales, in the comparable 2018 period.

______________________________________________________________________________

(1)	Cash conversion is defined as Net cash provided by operating activities less Capital expenditures divided by Adjusted net income.

Lincoln Electric Reports Third Quarter 2019 Financial Results

Dividend

The Company's Board of Directors declared a 4.3% increase in the quarterly cash dividend, from $0.47 per share to $0.49 per share, or $1.96 per share on an annual basis. The declared quarterly cash dividend of $0.49 per share is payable January 15, 2020 to shareholders of record as of December 31, 2019.

Webcast Information

A conference call to discuss third quarter 2019 financial results will be webcast live today, October 30, 2019, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 5875799. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the third quarter 2019 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 60 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share, Organic sales and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For

Lincoln Electric Reports Third Quarter 2019 Financial Results

additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended September 30,				Fav (Unfav) to Prior Year
	2019	% of Sales	2018	% of Sales	$	%
Net sales	$730,783	100.0%	$737,099	100.0%	$(6,316)	(0.9%)
Cost of goods sold	492,432	67.4%	485,547	65.9%	(6,885)	(1.4%)
Gross profit	238,351	32.6%	251,552	34.1%	(13,201)	(5.2%)
Selling, general & administrative expenses	148,312	20.3%	148,129	20.1%	(183)	(0.1%)
Rationalization and asset impairment charges	1,495	0.2%	2,636	0.4%	1,141	43.3%
Operating income	88,544	12.1%	100,787	13.7%	(12,243)	(12.1%)
Interest expense, net	6,400	0.9%	3,969	0.5%	(2,431)	(61.2%)
Other income (expense)	9,653	1.3%	(1,074)	0.1%	10,727	998.8%
Income before income taxes	91,797	12.6%	95,744	13.0%	(3,947)	(4.1%)
Income taxes	19,340	2.6%	25,209	3.4%	5,869	23.3%
Effective tax rate	21.1%		26.3%		5.2%
Net income including non-controlling interests	72,457	9.9%	70,535	9.6%	1,922	2.7%
Non-controlling interests in subsidiaries’ loss	(4)	—	(4)	—	—	—
Net income	$72,461	9.9%	$70,539	9.6%	$1,922	2.7%

Basic earnings per share	$1.18		$1.09		$0.09	8.3%
Diluted earnings per share	$1.17		$1.07		$0.10	9.3%
Weighted average shares (basic)	61,380		64,821
Weighted average shares (diluted)	62,061		65,652
	Nine Months Ended September 30,				Fav (Unfav) to Prior Year
	2019	% of Sales	2018	% of Sales	$	%
Net sales	$2,266,965	100.0%	$2,284,847	100.0%	$(17,882)	(0.8%)
Cost of goods sold	1,500,312	66.2%	1,506,625	65.9%	6,313	0.4%
Gross profit	766,653	33.8%	778,222	34.1%	(11,569)	(1.5%)
Selling, general & administrative expenses	472,108	20.8%	473,260	20.7%	1,152	0.2%
Rationalization and asset impairment charges	6,337	0.3%	24,353	1.1%	18,016	74.0%
Operating income	288,208	12.7%	280,609	12.3%	7,599	2.7%
Interest expense, net	17,621	0.8%	13,222	0.6%	(4,399)	(33.3%)
Other income (expense)	17,612	0.8%	6,818	0.3%	10,794	158.3%
Income before income taxes	288,199	12.7%	274,205	12.0%	13,994	5.1%
Income taxes	58,832	2.6%	73,991	3.2%	15,159	20.5%
Effective tax rate	20.4%		27.0%		6.6%
Net income including non-controlling interests	229,367	10.1%	200,214	8.8%	29,153	14.6%
Non-controlling interests in subsidiaries’ loss	(26)	—	(13)	—	(13)	(100.0%)
Net income	$229,393	10.1%	$200,227	8.8%	$29,166	14.6%

Basic earnings per share	$3.68		$3.07		$0.61	19.9%
Diluted earnings per share	$3.64		$3.03		$0.61	20.1%
Weighted average shares (basic)	62,282		65,245
Weighted average shares (diluted)	62,972		66,055

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2019	December 31, 2018
Cash and cash equivalents	$156,612	$358,849
Total current assets	1,082,434	1,237,799
Property, plant and equipment, net	523,229	478,801
Total assets	2,361,160	2,349,825
Total current liabilities	572,437	538,182
Short-term debt (1)	13,293	111
Long-term debt, less current portion	713,884	702,549
Total equity	813,808	887,592

Operating Working Capital	September 30, 2019	December 31, 2018
Accounts receivable, net	$395,355	$396,885
Inventories	411,120	361,829
Trade accounts payable	243,837	268,600
Operating working capital	$562,638	$490,114

Average operating working capital to Net sales (2)	19.2%	16.5%

Invested Capital	September 30, 2019	December 31, 2018
Short-term debt (1)	$13,293	$111
Long-term debt, less current portion	713,884	702,549
Total debt	727,177	702,660
Total equity	813,808	887,592
Invested capital	$1,540,985	$1,590,252

Total debt / invested capital	47.2%	44.2%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating income as reported	$88,544	$100,787	$288,208	$280,609
Special items (pre-tax):
Rationalization and asset impairment charges (2)	1,495	2,636	6,337	24,353
Acquisition transaction and integration costs (3)	—	970	1,804	3,665
Amortization of step up in value of acquired inventories (4)	1,609	—	3,008	—
Gains on asset disposals (5)	—	—	(3,045)	—
Adjusted operating income (1)	$91,648	$104,393	$296,312	$308,627
As a percent of total sales	12.5%	14.2%	13.1%	13.5%

Net income as reported	$72,461	$70,539	$229,393	$200,227
Special items:
Rationalization and asset impairment charges (2)	1,495	2,636	6,337	24,353
Acquisition transaction and integration costs (3)	—	970	1,804	3,665
Pension settlement charges (6)	—	4,232	—	4,990
Amortization of step up in value of acquired inventories (4)	1,609	—	3,008	—
Gains on asset disposals (5)	—	—	(3,554)	—
Gain on change in control (7)	(7,601)	—	(7,601)	—
Tax effect of Special items (8)	(255)	1,033	(5,819)	(132)
Adjusted net income (1)	67,709	79,410	223,568	233,103
Non-controlling interests in subsidiaries’ loss	(4)	(4)	(26)	(13)
Interest expense, net	6,400	3,969	17,621	13,222
Income taxes as reported	19,340	25,209	58,832	73,991
Tax effect of Special items (8)	255	(1,033)	5,819	132
Adjusted EBIT (1)	$93,700	$107,551	$305,814	$320,435

Effective tax rate as reported	21.1%	26.3%	20.4%	27.0%
Net special item tax impact	1.3%	(3.0%)	2.0%	(2.9%)
Adjusted effective tax rate (1)	22.4%	23.3%	22.4%	24.1%

Diluted earnings per share as reported	$1.17	$1.07	$3.64	$3.03
Special items per share	(0.08)	0.14	(0.09)	0.50
Adjusted diluted earnings per share (1)	$1.09	$1.21	$3.55	$3.53

Weighted average shares (diluted)	62,061	65,652	62,972	66,055

(1)
Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Primarily related to severance, asset impairments and gains or losses on the disposal of assets.

(3)	Related to the acquisition of Air Liquide Welding and are included in Selling, general & administrative expenses.

(4)	Related to the acquisitions of Baker Industries, Inc. and Kaynak Tekniği Sanayi ve Ticaret A.Ş. ("Askaynak") and are included in Cost of goods sold.

(5)	Primarily included in Cost of goods sold.

(6)	Related to lump sum pension payments and are included in Other income (expense).

(7)	Related to the acquisition of Askaynak and is included in Other income (expense).

(8)
Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the nine months ended September 30, 2019. The prior year includes an adjustment to taxes on unremitted foreign earnings related to the U.S. Tax Act of $2,323 and $4,823 in the three and nine months ended September 30, 2018, respectively.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended September 30,
Return on Invested Capital	2019	2018
Net income as reported	$316,232	$224,408
Rationalization and asset impairment charges	7,269	30,943
Acquisition transaction and integration costs	2,637	7,281
Pension settlement charges	1,696	7,857
Amortization of step up in value of acquired inventories	3,008	2,264
Gains on asset disposals	(3,554)	—
Bargain purchase adjustment	—	1,935
Gain on change in control	(7,601)	—
Tax effect of Special items (3)	(12,583)	25,925
Adjusted net income (1)	$307,104	$300,613
Plus: Interest expense, net of tax of $6,410 and $6,087 in 2019 and 2018, respectively	19,265	18,295
Less: Interest income, net of tax of $926 and $1,676 in 2019 and 2018, respectively	2,785	5,036
Adjusted net income before tax-effected interest	$323,584	$313,872

Invested Capital	September 30, 2019	September 30, 2018
Short-term debt	$13,293	$794
Long-term debt, less current portion	713,884	698,468
Total debt	727,177	699,262
Total equity	813,808	927,868
Invested capital	$1,540,985	$1,627,130

Return on invested capital (1)(2)	21.0%	19.3%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income before tax-effected interest income and expense divided by Invested capital.

(3)
Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the twelve months ended September 30, 2019 and net charges of $33,439 related to the U.S. Tax Act in the twelve months ended September 30, 2018.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES:
Net income	$72,461	$70,539
Non-controlling interests in subsidiaries’ loss	(4)	(4)
Net income including non-controlling interests	72,457	70,535
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net gains	—	(2,034)
Depreciation and amortization	21,148	17,623
Equity earnings in affiliates, net	(49)	(50)
Gain on change in control	(7,601)	—
Other non-cash items, net	3,566	5,434
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	45,374	14,415
Increase in inventories	(8,709)	(13,634)
Decrease in trade accounts payable	(18,733)	(22,384)
Net change in other current assets and liabilities	20,393	33,932
Net change in other long-term assets and liabilities	835	2,382
NET CASH PROVIDED BY OPERATING ACTIVITIES	128,681	106,219

INVESTING ACTIVITIES:
Capital expenditures	(17,038)	(17,363)
Acquisition of businesses, net of cash acquired	(28,892)	—
Proceeds from sale of property, plant and equipment	779	10,358
Purchase of marketable securities	—	(49,668)
Proceeds from marketable securities	—	89,445
NET CASH (USED BY) PROVIDED BY INVESTING ACTIVITIES	(45,151)	32,772

FINANCING ACTIVITIES:
Net change in borrowings	(27,544)	(856)
Proceeds from exercise of stock options	5,250	1,849
Purchase of shares for treasury	(61,028)	(71,245)
Cash dividends paid to shareholders	(29,061)	(25,424)
Other financing activities	—	(2,170)
NET CASH USED BY FINANCING ACTIVITIES	(112,383)	(97,846)

Effect of exchange rate changes on Cash and cash equivalents	(4,396)	(39)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(33,249)	41,106
Cash and cash equivalents at beginning of period	189,861	357,094
Cash and cash equivalents at end of period	$156,612	$398,200

Cash dividends paid per share	$0.47	$0.39

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES:
Net income	$229,393	$200,227
Non-controlling interests in subsidiaries’ loss	(26)	(13)
Net income including non-controlling interests	229,367	200,214
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges (gains)	1,069	(1,408)
Depreciation and amortization	60,400	53,946
Equity earnings in affiliates, net	(1,266)	(1,427)
Gain on change in control	(7,601)	—
Other non-cash items, net	9,285	12,082
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	24,103	(25,492)
Increase in inventories	(36,476)	(41,533)
Decrease in trade accounts payable	(34,202)	(17,523)
Net change in other current assets and liabilities	34,340	46,316
Net change in other long-term assets and liabilities	1,647	4,602
NET CASH PROVIDED BY OPERATING ACTIVITIES	280,666	229,777

INVESTING ACTIVITIES:
Capital expenditures	(53,551)	(48,746)
Acquisition of businesses, net of cash acquired	(136,735)	6,591
Proceeds from sale of property, plant and equipment	9,491	10,585
Purchase of marketable securities	—	(268,335)
Proceeds from marketable securities	—	348,178
Other investing activities	2,000	—
NET CASH (USED BY) PROVIDED BY INVESTING ACTIVITIES	(178,795)	48,273

FINANCING ACTIVITIES:
Net change in borrowings	2,433	(646)
Proceeds from exercise of stock options	6,210	4,448
Purchase of shares for treasury	(221,942)	(121,477)
Cash dividends paid to shareholders	(89,162)	(76,674)
Other financing activities	—	(2,170)
NET CASH USED BY FINANCING ACTIVITIES	(302,461)	(196,519)

Effect of exchange rate changes on Cash and cash equivalents	(1,647)	(10,032)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(202,237)	71,499
Cash and cash equivalents at beginning of period	358,849	326,701
Cash and cash equivalents at end of period	$156,612	$398,200

Cash dividends paid per share	$1.41	$1.17

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended September 30, 2019
Net sales	$443,521	$205,378	$81,884	$—	$730,783
Inter-segment sales	31,101	4,441	1,857	(37,399)	—
Total	$474,622	$209,819	$83,741	$(37,399)	$730,783

Net income					$72,461
As a percent of total sales					9.9%

EBIT (1)	$74,110	$14,681	$11,038	$(1,632)	$98,197
As a percent of total sales	15.6%	7.0%	13.2%		13.4%
Special items charges (gains) (3)	—	(4,497)	—	—	(4,497)
Adjusted EBIT (2)	$74,110	$10,184	$11,038	$(1,632)	$93,700
As a percent of total sales	15.6%	4.9%	13.2%		12.8%

Three months ended September 30, 2018
Net sales	$454,010	$209,622	$73,467	$—	$737,099
Inter-segment sales	31,845	3,663	1,537	(37,045)	—
Total	$485,855	$213,285	$75,004	$(37,045)	$737,099

Net income					$70,539
As a percent of total sales					9.6%

EBIT (1)	$85,021	$8,085	$8,676	$(2,069)	$99,713
As a percent of total sales	17.5%	3.8%	11.6%		13.5%
Special items charges (gains) (4)	4,232	2,636	—	970	7,838
Adjusted EBIT (2)	$89,253	$10,721	$8,676	$(1,099)	$107,551
As a percent of total sales	18.4%	5.0%	11.6%		14.6%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2019 reflect Rationalization and asset impairment charges of $1,495, amortization of step up in value of acquired inventories of $1,609 and a gain on change in control of $7,601 related to the acquisition of Askaynak in International Welding.

(4)
Special items in 2018 reflect pension settlement charges of $4,232 in Americas Welding, rationalization and asset impairment charges of $2,636 in International Welding and acquisition transaction and integration costs of $970 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Nine months ended September 30, 2019
Net sales	$1,377,847	$635,770	$253,348	$—	$2,266,965
Inter-segment sales	95,300	12,838	5,837	(113,975)	—
Total	$1,473,147	$648,608	$259,185	$(113,975)	$2,266,965

Net income					$229,393
As a percent of total sales					10.1%

EBIT (1)	$237,598	$43,624	$35,045	$(10,447)	$305,820
As a percent of total sales	16.1%	6.7%	13.5%		13.5%
Special items charges (gains) (3)	3,115	(4,925)	—	1,804	(6)
Adjusted EBIT (2)	$240,713	$38,699	$35,045	$(8,643)	$305,814
As a percent of total sales	16.3%	6.0%	13.5%		13.5%

Nine months ended September 30, 2018
Net sales	$1,351,297	$700,315	$233,235	$—	$2,284,847
Inter-segment sales	89,671	13,669	5,447	(108,787)	—
Total	$1,440,968	$713,984	$238,682	$(108,787)	$2,284,847

Net income					$200,227
As a percent of total sales					8.8%

EBIT (1)	$249,860	$17,617	$28,058	$(8,108)	$287,427
As a percent of total sales	17.3%	2.5%	11.8%		12.6%
Special items charges (gains) (4)	4,990	24,353	—	3,665	33,008
Adjusted EBIT (2)	$254,850	$41,970	$28,058	$(4,443)	$320,435
As a percent of total sales	17.7%	5.9%	11.8%		14.0%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2019 reflect Rationalization and asset impairment charges of $1,716 in Americas Welding and $4,621 in International Welding, amortization of step up in value of acquired inventories of $1,399 in Americas Welding and $1,609 in International Welding, gains on disposals of assets of $3,554 in International Welding, a gain on change in control of $7,601 related to the acquisition of Askaynak and acquisition transaction and integration costs of $1,804 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

(4)
Special items in 2018 reflect pension settlement charges of $4,990 in Americas Welding, rationalization and asset impairment charges of $24,353 in International Welding and acquisition transaction and integration costs of $3,665 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2018	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2019
Operating Segments
Americas Welding	$454,010	$(20,605)	$17,380	$(5,603)	$(1,661)	$443,521
International Welding	209,622	(12,966)	17,413	607	(9,298)	205,378
The Harris Products Group	73,467	3,429	4,766	761	(539)	81,884
Consolidated	$737,099	$(30,142)	$39,559	$(4,235)	$(11,498)	$730,783

% Change
Americas Welding		(4.5%)	3.8%	(1.2%)	(0.4%)	(2.3%)
International Welding		(6.2%)	8.3%	0.3%	(4.4%)	(2.0%)
The Harris Products Group		4.7%	6.5%	1.0%	(0.7%)	11.5%
Consolidated		(4.1%)	5.4%	(0.6%)	(1.6%)	(0.9%)

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2018	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2019
Operating Segments
Americas Welding	$1,351,297	$(49,756)	$51,612	$33,424	$(8,730)	$1,377,847
International Welding	700,315	(54,433)	17,413	9,919	(37,444)	635,770
The Harris Products Group	233,235	5,973	16,196	576	(2,632)	253,348
Consolidated	$2,284,847	$(98,216)	$85,221	$43,919	$(48,806)	$2,266,965

% Change
Americas Welding	—%	(3.7%)	3.8%	2.5%	(0.6%)	2.0%
International Welding		(7.8%)	2.5%	1.4%	(5.3%)	(9.2%)
The Harris Products Group		2.6%	6.9%	0.2%	(1.1%)	8.6%
Consolidated		(4.3%)	3.7%	1.9%	(2.1%)	(0.8%)